Exhibit 21
                                   ----------

                           Subsidiaries of Registrant
                           --------------------------

                                                             Percent of Capital
                                                               Stock Owned At
         Name                          Location              December 31, 2003
------------------                   ------------            ------------------

Blackhawk State Bank               Beloit, Wisconsin                100%
(Wisconsin - chartered
Commercial Bank)

Blackhawk Statutory Trust I        Beloit, Wisconsin                100%

                      Subsidiaries of Blackhawk State Bank
                      ------------------------------------

                                                             Percent of Capital
                                                               Stock Owned At
         Name                          Location              December 31, 2003
------------------                   ------------            ------------------

Nevahawk Investment, Inc.          Las Vegas, Nevada                100%

RSL, Inc.                          Rochelle, Illinois               100%

First Financial Services, Inc.     Belvidere, Illinois              100%

                           Subsidiaries of RSL, Inc.
                           -------------------------

                                                             Percent of Capital
                                                               Stock Owned At
         Name                          Location              December 31, 2003
------------------                   ------------            ------------------

Midland Acceptance Corporation     Rochelle, Illinois               100%